UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 13, 2018

Digital Turbine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35958	22-2267658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Nueces St., Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(512) 387-7717

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

(a) On August 13, 2018 Digital Turbine, Inc., through its subsidiary Digital Turbine USA, Inc. (the “Company”) and Cellco Partnership d/b/a Verizon Wireless (“Verizon”) entered into a four year Software As A Service Renewal Agreement (“Renewal Agreement”), effective August 14, 2018, of its previous Software As A Service Agreement, which became effective on August 14, 2014 (“Original Agreement”), covering certain services to be performed by the Company for Verizon relating to utilization of Company’s mobile delivery platform.

The Renewal Agreement replaces the Original Agreement except for a certain Amendment and Statements of Work executed in connection with the Original Agreement which shall continue to remain effective. While the Original Agreement initially covered installation of applications on devices, the Renewal Agreement expands the scope of services provided by the Company to cover additional products made available on the Company’s mobile delivery platform, including but not limited to: Dynamic Preload Platform (Management and Support), Single Tap Installs, Smart Folders / Hubs, Notification Service, and PIA. Each party shall have the right to terminate the Renewal Agreement for cause in the event of material breach of each party’s obligations and fails to cure such material breach within thirty (30) days from receipt of written notice by the non-breaching party. In addition, each party may terminate the Renewal Agreement for convenience by giving the other party at least ninety (90) calendar days prior written notice of termination.

Pursuant to the Original Agreement, the Company was entitled to revenue share tiers based on gross revenue tiers, where the Company’s revenue share percentage decreased as gross revenue increased. With the intent to drive substantially above normal revenue growth, pursuant to the Renewal Agreement, the Company’s compensation is incentivized for accelerated revenue share and is based on annual gross revenue tiers generated from utilization of Company’s services, where the Company’s revenue share percentage increases as gross revenue increases only for Company placed inventory. Under the Original Agreement, revenue share tiers were cumulative; however, pursuant to the Renewal Agreement, revenue share tiers shall reset to zero on each one-year anniversary of the Renewal Agreement.

The foregoing summary of the Renewal Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Renewal Agreement (excluding any portions thereof subject to a confidential treatment request). The Company intends to file a copy of the Renewal Agreement with the Company’s Quarterly Report on Form 10-Q for its second fiscal quarter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 14, 2018	Digital Turbine, Inc.

	By:	/s/ Barrett Garrison
Barrett Garrison
Executive Vice President, Chief Financial Officer